EXHIBIT 99.2

Diodes Incorporated Announces $100 Million                                Stock Repurchase Program

Plano, Texas – November 5, 2015 – Diodes Incorporated (Nasdaq: DIOD), a leading global manufacturer and supplier of high-quality application specific standard products within the broad discrete, logic and analog semiconductor markets, today announced that its Board of Directors has authorized the repurchase of up to an aggregate of $100,000,000 of its outstanding common stock, $0.66 2/3 par value per share.  The share repurchase program is expected to continue through the end of 2019 unless extended or shortened by the Board of Directors.

“Our share repurchase program demonstrates our commitment to delivering shareholder value,” stated Dr. Keh-Shew Lu, President and Chief Executive Officer.  “Our strong balance sheet and cash flow allows us to continue to invest in our long-term strategy and also return capital to our stockholders.  Repurchases will offset in part the dilution resulting from equity compensation grants and supplement earnings per share growth.”

The share repurchase program does not require the Company to purchase a specific number of, or any, shares and may be modified, suspended or terminated at any time without notice at the Company’s discretion.  Shares may be repurchased from time to time in the open market at prevailing market prices, in privately negotiated transactions, or by other means in accordance with federal securities laws, at times and prices considered appropriate by the Company.  The timing, value and number of shares repurchased will be determined by the Company in its discretion and will be based on various factors, including an evaluation of current and future capital needs, current and forecasted cash flows, the Company’s capital structure, cost of capital and share price, general market and economic conditions, applicable legal requirements, and compliance with any contractual restrictions, among other factors.  The timing and number of shares repurchased are subject to legal constraints and financial covenants under the Company’s credit facility that limit share repurchases based on defined ratios.  As of November 4, 2015, the Company had approximately 48.6 million shares of common stock outstanding.

About Diodes Incorporated

Diodes Incorporated (Nasdaq: DIOD), a Standard and Poor's SmallCap 600 and Russell 3000 Index company, is a leading global manufacturer and supplier of high-quality application specific standard products within the broad discrete, logic and analog semiconductor markets. Diodes serves the consumer electronics, computing, communications, industrial, and automotive markets. Diodes' products include diodes, rectifiers, transistors, MOSFETs, protection devices, functional specific arrays, single gate logic, amplifiers and comparators, Hall-effect and temperature sensors; power management devices, including LED drivers, AC-DC converters and controllers, DC-DC switching and linear voltage regulators, and voltage references along with special function devices, such as USB power switches, load switches, voltage supervisors, and motor controllers. Diodes’ corporate headquarters and Americas' sales office are located in Plano, Texas. Design, marketing, and engineering centers are located in Plano; San Jose, California; Taipei, Taiwan; Manchester, England; and Neuhaus, Germany. Diodes’ wafer fabrication facilities are located in Kansas City, Missouri and Manchester, with two additional facilities located in Shanghai, China. Diodes has assembly and test facilities located in Shanghai and in Chengdu, China, as well as in Neuhaus and in Taipei. Additional engineering, sales, warehouse, and logistics offices are located in Taipei; Hong Kong; Manchester; Shanghai; Shenzhen, China; Seongnam-si, South Korea; and Munich, Germany, with support offices throughout the world. For further information, including SEC filings, visit Diodes’ website at www.diodes.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:  Any statements set forth above that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements.  Such statements include statements regarding the amount of shares of our common stock that may be repurchased, the effect of such repurchases on the dilution to shares outstanding resulting from equity compensation grants, the effect of such repurchases on earnings per share growth, the methods of effecting share repurchases, the factors that may affect the timing, value and number of shares repurchased, the objectives of the share repurchase program or the sources of funding the share repurchase program.  Potential risks and uncertainties include, but are not limited to, such factors as: the possibility that no shares will be repurchased; the risk that the expected benefits of share repurchases will not be realized; and other information including the “Risk Factors,” set forth from time to time in Diodes’ filings with the United States Securities and Exchange Commission.

Recent news releases, annual reports and SEC filings are available at the Company’s website:  http://www.diodes.com.  Written requests may be sent directly to the Company, or they may be e-mailed to:  diodes-fin@diodes.com.

Company Contact:	Investor Relations Contact:
Diodes Incorporated	Shelton Group
Laura Mehr	Leanne Sievers
Director of Investor Relations	EVP, Investor Relations
P: 972-987-3959	P: 949-224-3874
E: laura_mehrl@diodes.com	lsievers@sheltongroup.com

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